UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 10, 2024

TIPMEFAST, INC.

(Exact name of registrant as specified in its charter)

NV	000-56397	83-4057513
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

HaShnura St 1 Zihron Ya’akow, Israel		30950
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(972) 373-70057

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 10, 2024, the Company entered into an Agreement for the Acquisition of Lucent, Inc.

Further information on Lucent can be found at https://www.lucentna.com.

FINANCIAL STATEMENT

DIJIYA ENERGY SAVING TECHNOLOGY INC.

Unaudited Statements of Comprehensive Income

2023/01>

(Expressed in NT Dollars)

科目名稱	01期	02期	03期	04期	05期	06期	合計	%
Sales revenue Income		0	0	0	0	505,838	0	505,838	100.00
		0	0	0	0	505,838	0	505,838	100.00
Cost of Sales Cost of Sales		0	0	0	0	23,682,188	0	23,682,188	4,681.77
		0	0	0	0	23,682,188	0	23,682,188	4,681.77
Gross Profit		0	0	0	0	(23,176,350)	0	(23,176,350)	(4,581.77)
Selling expenses		98,524	8,035	11,233	4,956	117,024	8,851	248,623	49.15
General & administrative expense		5,484,226	6,303,697	4,293,689	5,823,170	6,006,716	5,787,041	33,698,539	6,661.92
Research and development expense Operating expenses		171,452	299,963	270,980	151,320	150,026	365,860	1,409,601	278.67
		5,754,202	6,611,695	4,575,902	5,979,446	6,273,766	6,161,752	35,356,763	6,989.74
Operating Income		(5,754,202)	(6,611,695)	(4,575,902)	(5,979,446)	(29,450,116)	(6,161,752)	(58,533,113)	(11,571.51)
Interest revenue		0	0	0	0	770	11,820	12,590	2.49
Gain on disposal of fixed assets		0	0	241,079	644,094	196,667	0	1,081,840	213.87
Foreign exchange gain		(3,619)	0	246	0	0	21,604	18,231	0.00
Other operating revenue		0	0	97,316	444	4,478	4,000	106,238	21.00
Rent revenue/income		5,000	5,000	5,000	5,000	5,000	5,000	30,000	5.93
Revenue from sale of scraps		0	14,395	15,523	102,343	192,021	10,414	334,696	0.00
Non-operating revenue		1,381	19,395	359,164	751,881	398,936	52,838	1,583,595	313.06
Interest Expenses		7,125	6,436	7,125	7,188	7,428	7,188	42,490	8.40
Loss on disposal of fixed assets		0	0	2,589,447	4,392,731	578,690	0	7,560,868	0.00
Loss on physical inventory		0	0	0	0	2	0	2	0.00
Foreign exchange loss		(514)	0	2,442	0	0	4,933	6,861	1.36
Non-operating expenses Non-operating revenue and expenses		6,611	6,436	2,599,014	4,399,919	586,120	12,121	7,610,221	1,504.48
		(5,230)	12,959	(2,239,850)	(3,648,038)	(187,184)	40,717	(6,026,626)	(1,191.41)
Income Tax Benefit (Expense) Net Proft (Loss) And Total Comprehensive		(5,759,432)	(6,598,736)	(6,815,752)	(9,627,484)	(29,637,300)	(6,121,035)	(64,559,739)	(12,762.93)
		(5,759,432)	(6,598,736)	(6,815,752)	(9,627,484)	(29,637,300)	(6,121,035)	(64,559,739)	(12,762.93)

DIJIYA ENERGY SAVING TECHNOLOGY INC.

Unaudited Balance Sheets

2023/6/30

(Expressed in NT Dollars)

Assets	Amount	%	Liabilities and Equity	Amount	%
Assets			Liabilities
Current Assets	387,562,032	91.98	Current Liabilities	35,470,415		8.42
Cash and Cash Equivalents	3,225,321	0.77	Notes Payable	16,891,697		4.01
Notes Receivable	5,250	0.00	Accounts Payable	6,697,374		1.59
Inventory	2,330,089	0.55	Accounts payable - related parties	8,243,128		1.96
Inventory	339,700,827	80.62	Expenses Payable	3,000,149		0.71
Prepaid Expenses	13,229,681	3.14	Advance receipts	95,238		0.02
Prepayments	28,860,919	6.85	Other current liabilities	542,829		0.13
Other Current Assets	209,945	0.05
Investments	0	0.00	Other Liabilities	164,432,975		39.02
			Guarantee deposit received	10,000		0.00
Fixed Assets	25,480,016	6.05	Owners' (stockholders') current account	164,422,975		39.02
Machinery and equipment	21,927,940	5.20	Total Liabilities	199,903,390		47.44
R & D equipment	15,873	0.00
Construction in progress and prepayments for equipment	2,435,421	0.58	Equity
Other equipment	1,100,782	0.26	Capital	1,100,000,000		261.06
			Additional paid-in capital	12,500,000		2.97
Intangible Assets	1,153,539	0.27	Retained earnings	(891,049,280)		(211.47)
			Retained Earnings	(826,489,541)		(196.15)
Other Assets	7,158,523	1.70	Current Year Earnings	(64,559,739)		(15.32)
Refundable deposit	5,944,991	1.41	Total Equity	221,450,720		52.56
Deffered expense	228,192	0.05
Other assets	985,340	0.23
Total Assets	421,354,110	100.00	Total Liabilities and Equity	421,354,110		100.00

ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS.

10.1	Exchange Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIPMEFAST, INC.

Date: June 11, 2024

By: /s/ Raid Chalil
Raid Chalil,
Chief Executive Officer, Chief Financial Officer, Director